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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 18, 2001


                             PETROQUEST ENERGY, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                            (State of incorporation)


                 1-9020                                     72-1440714
        (Commission File Number)                           (IRS Employer
                                                        Identification No.)


       400 E. Kaliste Saloom Road, Suite 3000, Lafayette, Louisiana 70508
              (Address of Registrant's principal executive offices)



        Registrant's telephone number, including area code (337) 232-7028



                                 Not Applicable
          (Former name or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS

THE FOLLOWING STATEMENTS WERE RELEASED TO THE PRESS ON JULY 18, 2001

              PETROQUEST ENERGY ANNOUNCES INCREASED PRODUCTION AND
                        SECOND QUARTER FINANCIAL RESULTS

Lafayette, Louisiana - July 18, 2001 - PetroQuest Energy, Inc. (NASDAQ: PQUE) announced today net income for the quarter ended June 30, 2001 of $3,854,000 or $0.11 per share, compared to a second quarter 2000 net income of $1,036,000 or $0.04 per share. Net cash flow from operations before working capital changes for the second quarter of 2001 increased 402% to $11,341,000 or $0.33 per share as compared to $2,258,000 or $0.09 per share for the comparable 2000 period. For the first six months of 2001, net income was $7,995,000 or $0.24 per share and net cash flow from operations before working capital changes totaled $21,618,000 or $0.64 per share. Net income and net cash flow from operations before working capital changes for the first six months of 2000 were $1,666,000 or $0.07 per share, and $4,043,000 or $0.16 per share, respectively.

On a thousand cubic feet equivalent (Mcfe) basis, second quarter 2001 production volumes equaled 3,207,000 Mcfe, a 210% increase over second quarter 2000 production volumes. For the first six months of 2001, production volumes increased from 2,070,000 Mcfe in 2000 to 5,232,000 Mcfe or 153%. This is the result of the Company's successful exploration program, which added thirteen wells to production since the second quarter of 2000.

Oil and gas sales during the second quarter of 2001 increased 284% to $14,590,000 as compared to the second quarter of 2000. For the first six months of 2001, sales increased 290% to $26,935,000 from $6,902,000 in the first six months of 2000. In addition to the production increases discussed above, product prices have increased. The prices received during the second quarter of 2001 averaged $26.90 per barrel of oil and $4.60 per Mcf of gas, as compared to averages of $26.03 per barrel and $3.52 per Mcf received in 2000. For the first six months of 2001, prices averaged $27.32 per barrel of oil and $5.57 per Mcf of gas, as compared to $26.73 per barrel and $3.06 per Mcf received in the same period of 2000. Stated on an Mcfe basis, unit prices received during the second quarter and first six months of 2001 were 24% and 55% higher, respectively, than the prices received during the comparable 2000 periods.




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The following table sets forth certain information with respect to the oil and gas operations of the Company for the three and six-month periods ended June 30, 2001 and 2000:

                                         Three Months Ended              Six Months Ended
                                              June 30,                        June 30,
                                        2001            2000             2001           2000
                                        ----            ----             ----           ----
Production:
        Oil (Bbls)                      225,462          34,112          364,542         68,341
        Gas (Mcf)                     1,854,611         829,085        3,045,088      1,660,105
        Total Production (Mcfe)       3,207,383       1,033,757        5,232,340      2,070,151

Sales:
        Total Oil Sales             $ 6,065,190     $   887,807     $  9,959,999    $ 1,826,930
        Total Gas Sales             $ 8,524,812     $ 2,915,637     $ 16,975,026    $ 5,075,255

Average sales prices:
        Oil (per Bbl)               $     26.90     $     26.03     $      27.32    $     26.73
        Gas (per Mcf)               $      4.60     $      3.52     $       5.57    $      3.06
        Per (Mcfe)                  $      4.55     $      3.68     $       5.15    $      3.33

PetroQuest Energy, Inc. is an independent oil and gas exploration and production company primarily focused on growing its reserves and shareholder value through a combination of drilling development locations and high potential exploration prospects along the coast of and in the Gulf of Mexico.

This press release contains "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves and in projecting future rates of production, the timing of development expenditures and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.




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                             PETROQUEST ENERGY, INC.
                      Consolidate Statements of Operations
                                   (unaudited)
                  (Amounts In Thousands, Except Per Share Data)


                                                           Three Months Ended        Six Months Ended
                                                               June 30,                  June 30,
                                                           2001         2000         2001         2000
                                                           ----         ----         ----         ----
Revenues:
        Oil and gas sales                                $ 14,590     $  3,803     $ 26,935     $  6,902
        Interest and other income                             298           56          506          108
                                                             ----          ---         ----          ---
                                                           14,888        3,859       27,441        7,010
                                                         --------     --------     --------     --------
Expenses:
        Lease operating expenses                            1,908          694        3,156        1,297
        Production taxes                                      243          177          505          350
        Depreciation, depletion and amortization            4,848        1,204        8,190        2,347
        General and administrative                          1,255          739        1,916        1,341
        Interest expense                                      517            9          983            9
                                                         --------     --------     --------     --------
                                                            8,771        2,823       14,750        5,344
                                                         --------     --------     --------     --------

Income from operations                                      6,117        1,036       12,691        1,666
                                                         --------     --------     --------     --------
        Deferred income tax expense                         2,263           --        4,696           --
                                                         --------     --------     --------     --------

Net income                                               $  3,854     $  1,036     $  7,995     $  1,666
                                                         ========     ========     ========     ========

Earnings per common share:
        Basic                                            $   0.12     $   0.04     $   0.26     $   0.07
                                                         ========     ========     ========     ========
        Diluted                                          $   0.11     $   0.04     $   0.24     $   0.07
                                                         ========     ========     ========     ========

Weighted average per common share
        Basic                                              31,737       24,110       31,125       24,119
                                                         ========     ========     ========     ========
        Diluted                                            34,376       25,201       33,637       25,157
                                                         ========     ========     ========     ========

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           PETROQUEST ENERGY ANNOUNCES 54% GROWTH IN RESERVES FOR THE
        FIRST HALF OF 2001 AND INCREASE IN BORROWING BASE TO $50 MILLION

 Lafayette, Louisiana - July 18, 2001 - PetroQuest Energy, Inc. (NASDAQ: PQUE) announced today that the Company ended the first half of 2001 with proved reserves of 75 billion cubic feet equivalent (Bcfe) of natural gas representing an increase of 54% over 2000 year-end proved reserves of 48.8 Bcfe. The current reserve mix is 52% natural gas and 48% oil. At June 30, 2001, the Company's independent petroleum engineers estimated the net present value of proved reserves, excluding income taxes, using prices in effect as of that date, and discounted at 10%, at $135.8 million.

Reserve additions from drilling and acquisitions, including revisions, equaled
31.4 Bcfe and represents a reserve replacement rate equal to 604% of the Company's 2001 six month production of approximately 5.2 Bcfe.

In addition, the Company's borrowing base under its $100 million commercial bank credit facility has been increased from $36 million to $50 million. Availability under this facility is currently $18.4 million.

PetroQuest Energy, Inc. is an independent oil and gas exploration and production company primarily focused on growing its reserves and shareholder value through a combination of drilling development locations and high potential exploration prospects along the coast of and in the Gulf of Mexico.

This press release contains "forward-looking statements" within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves and in projecting future rates of production, the timing of development expenditures and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.

ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS

a.   Financial Statement of Business Acquired

     None.

b.   Pro Forma Financial Information


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     None.

c.   Exhibits

     None.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 18, 2001                    PETROQUEST ENERGY, INC.


                                       By: /s/ Michael O. Aldridge
                                          -------------------------------------
                                       Michael O. Aldridge
                                       Senior Vice President, Chief Financial
                                       Officer and Treasurer